Exhibit 10.28
STOCK APPRECIATION RIGHTS AGREEMENT
PURSUANT TO THE
ACADIA HEALTHCARE COMPANY, INC. 2011 INCENTIVE COMPENSATION PLAN
* * * * *
Participant:
Grant Date:
Base Price: $_____
Number of Shares subject to this SAR:
* * * * *
     THIS STOCK APPRECIATION RIGHTS AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Acadia Healthcare Company, Inc., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Acadia Healthcare Company, Inc. 2011 Incentive Compensation Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and
     WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Stock Appreciation Rights (“SAR”) provided for herein to the Participant.
     NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
          1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
          2. Grant of SAR. The Company hereby grants to the Participant, as of the Grant Date, a SAR on the number of shares specified above. The SAR represents the right, upon exercise, to receive either cash or a number of shares of Common Stock, or a combination of cash and shares of Common Stock, with a Fair Market Value on the date of exercise equal, in each case, to the product of (i) the aggregate number of shares with respect to which this SAR is exercised and (ii) the excess of (A) the Fair Market Value of a share of Common Stock as of the date of exercise over (B) the SAR Base Price specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by the SAR unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.
          3. Vesting and Exercise.
          (a) Vesting. Subject to the provisions of Section 3(b) hereof, the SAR shall vest and become exercisable as follows, provided that the Participant has not incurred a Termination prior to each such vesting date:

Vesting Date	Number of Shares
[•]	[•]
There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date. Upon expiration of the SAR, the SAR shall be cancelled and no longer exercisable.
          (b) Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the SAR at any time and for any reason.
          (c) Expiration. Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, all portions of the SAR (whether vested or not vested) shall expire and shall no longer be exercisable after the expiration of ten (10) years from the Grant Date.
          4. Termination. Subject to the terms of the Plan and this Agreement, the SAR, to the extent vested at the time of the Participant’s Termination, shall remain exercisable as follows:
          (a) Termination due to Death or Disability. In the event of the Participant’s Termination by reason of death or Disability, the vested portion of the SAR shall remain exercisable until the earlier of (i) one (1) year from the date of such Termination, and (ii) the expiration of the stated term of the SAR pursuant to Section 3(c) hereof; provided, however, that in the case of a Termination due to Disability, if the Participant dies within such one (1) year exercise period, any unexercised SAR held by the Participant shall thereafter be exercisable by the legal representative of the Participant’s estate, to the extent to which it was exercisable at the time of death, for a period of one (1) year from the date of death, but in no event beyond the expiration of the stated term of the SAR pursuant to Section 3(c) hereof.
          (b) Involuntary Termination Without Cause. In the event of the Participant’s involuntary Termination by the Company without Cause, the vested portion of the SAR shall remain exercisable until the earlier of (i) ninety (90) days from the date of such Termination, and (ii) the expiration of the stated term of the SAR pursuant to Section 3(c) hereof.
          (c) Voluntary Termination. In the event of the Participant’s voluntary Termination (other than a voluntary Termination described in Section 4(d) hereof), the vested portion of the SAR shall remain exercisable until the earlier of (i) thirty (30) days from the date of such Termination, and (ii) the expiration of the stated term of the SAR pursuant to Section 3(c) hereof.
          (d) Termination for Cause. In the event of the Participant’s Termination for Cause or in the event of the Participant’s voluntary Termination (as provided in Section 4(c) hereof) after an event that would be grounds for a Termination for Cause, the Participant’s entire SAR (whether or not vested) shall terminate and expire upon such Termination.
          (e) Treatment of Unvested SAR upon Termination. Any portion of the SAR that is not vested as of the date of the Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.
          5. Method of Exercise. Subject to Section 8, to the extent that all or a portion of the SAR has become vested and exercisable, such portion of the SAR may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the SAR as provided herein and in accordance with Sections 7.4(c) and 7.4(d) of the Plan, including, without limitation, by the filing of any written form of exercise notice as may be required by the Committee.
          6. Non-Transferability. The SAR, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way the SAR, or the levy of any execution, attachment or similar legal process upon the SAR, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.
          7. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.
          8. Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the SAR and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any statutorily required withholding obligation with regard to the

Participant may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable upon exercise of the SAR.
          9. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
          10. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
          11. No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.
          12. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the SAR awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.
          13. Compliance with Laws. The issuance of this SAR (and the shares of Common Stock upon exercise of this SAR) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the SAR or any of the shares pursuant to this Agreement if any such issuance would violate any such requirements.
          14. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, this SAR award is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.
          15. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns.

The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.
          16. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
          17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
          18. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
          19. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
          20. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of the SAR made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the SAR awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ACADIA HEALTHCARE COMPANY, INC.
By:
Name:
Title:

PARTICIPANT

Name:

Social Security Number: